SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e) (2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material Pursuant to Rule 14a-12


                          BATTLE MOUNTAIN GOLD COMPANY
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11. N/A

          (1)  Title of each class of securities to which transaction applies:
               N/A

          (2)  Aggregate number of securities to which transaction applies: N/A

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               N/A

          (4)  Proposed maximum aggregate value of transaction: N/A

          (5)  Total fee paid: N/A

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party:
          (4)  Date Filed:

[GRAPHIC OMITTED]                                                NEWS
Logo: Battle Mountain Gold
--------------------------

IMMEDIATE RELEASE                                      CONTACT: JOSEPH J. BAYLIS
                                                                  (713) 653-7239

              BATTLE MOUNTAIN GOLD ANNOUNCES CONTINUING EXPLORATION
                         SUCCESS AT PHOENIX; VERA/NANCY

         Houston, October 4, 2000 -- Battle Mountain Gold Company (BMG-NYSE; BMC-TSE) today said that development drilling during the summer at its Phoenix development project in Nevada continued to yield good results. A table incorporating these results is attached. These results are not included in the current reserve calculation, which now stands at 6.1 million ounces. An updated reserve calculation will be reported at year end.

         At the Pajingo Complex in Australia, where Battle Mountain has as 50% interest, recent drilling has focused on extending the limits of the Vera-Nancy ore horizon. Drilling along the northerly extension returned positive results from the Anne structure, 1,500 ft. north of the Cindy pit, including 0.34 opt Au/12.5 ft. and 0.43 opt Au/20 ft. Drilling along the southern extension has continued to expand Vera South and a significant new structure called Jandam has been identified 1,200 ft. south of Vera South. Battle Mountain believes that the results are very favorable. Recent drill holes include 1.12 opt Au /27 ft., 0.68 opt Au/48 ft. and 0.59 opt Au over 110 ft. Additionally, new drilling 2,200 ft. further south has intersected a second new zone, the Zed structure, returning
0.53 opt Au /113 ft.

             SELECTED DRILL INTERCEPTS, JULY 15 - SEPTEMBER 25, 2000
             -------------------------------------------------------

DRILL HOLE         TARGET           INTERCEPT (IN FEET)    AU      AG      CU
NO.    TYPE         AREA            FROM     TO    WIDTH  (OPT)   (OPT)    (%)
--------------------------------------------------------------------------------
IRON CANYON DEVELOPMENT
9141    RC       Wing Fault          225     270     45   0.119   1.81    0.14
9142    RC       Wing Fault          215     235     20   0.058   1.50    0.05

PHOENIX PIT DEVELOPMENT
8977    RC    North Fortitude        485     505     20   0.076   0.29    0.06
8980    RC    North Fortitude        505     525     20   0.106   2.12    0.42
9154    RC   So. Battle Formation    925    1010     85   0.062   0.18    0.14
9155    RC   So. Battle Formation    295     315     20   0.659   0.19    0.01
 "      "    So. Battle Formation    410     450     40   0.203   0.39    0.23
 "      "    So. Battle Formation    735     785     50   0.044   0.23    0.14
 "      "    So. Battle Formation   1095    1135     40   0.046   0.39    0.41
9156    RC   So. Battle Formation    280     385    105   0.030   0.21    0.29
 "      "    So. Battle Formation    410     460     50   0.099   0.08    0.06
 "      "    So. Battle Formation    960    1025     65   0.062   0.51    0.50
9158    RC   So. Battle Formation    750     790     40   0.097   0.23    0.08
8981    RC        East Pit           140     160     20   0.003   0.37    0.65
 "      "         East Pit           280     380    100   0.005   0.13    1.08
9163    RC        East Pit           45      215    170   0.003   0.15    0.57
9164    RC        East Pit            5      90      85   0.003   0.27    0.47

GREATER MIDAS DEVELOPMENT
9129    RC   Tomboy-Superior Hill    485     525     40   0.051   0.18    0.16
9134    RC   Tomboy-Superior Hill    180     295    115   0.045   0.20    0.09
9185    RC   Tomboy-Superior Hill    200     250     50   0.080   0.12    0.07
9186    RC   Tomboy-Superior Hill     0      20      20   0.138   0.23    0.14
9187    RC   Tomboy-Superior Hill    205     250     45   0.054   0.01    0.04
 "      "    Tomboy-Superior Hill    265     285     20   0.030   0.06    0.06
9188    RC   Tomboy-Superior Hill    350     395     45   0.044   1.27    0.61
9189    RC   Tomboy-Superior Hill    360     395     35   0.077   0.20    0.15
9190    RC   Tomboy-Superior Hill    300     365     65   0.070   0.34    0.13
9399    RC   Tomboy-Superior Hill    235     255     20   0.126   0.08    0.03
9130   DDH      North Midas          243     275     32   0.075   1.33    0.88
9304    RC      North Midas          90      190    100   0.019   0.43    0.14
 "      "       North Midas          275     420    145   0.119   1.78    0.78
9506    RC      North Midas          125     190     65   0.019   0.20    0.33
9507    RC      North Midas           0      35      35   0.026   0.12    0.17
 "      "       North Midas          70      125     55   0.060   0.87    0.11
9505    RC       Box Canyon          10      45      35   0.088   1.49    0.04
 "      "        Box Canyon          65      145     80   0.070   0.19    0.03
 "      "        Box Canyon          185     230     45   0.046   0.11    0.02

COPPER BASIN EXPLORATION
4407    RC     Empire-No. Lights     35      70      35   0.060   0.11    0.10
 "      "      Empire-No. Lights     220     260     40   0.042   0.65    0.09
 "      "      Empire-No. Lights     320     350     30   0.061   0.35    0.05
 "      "      Empire-No. Lights     380     400     20   0.096   0.78    0.05
4413    RC     Empire-No. Lights     40      150    110   0.045   0.29    0.23
 "      "      Empire-No. Lights     110     320    210   0.014   0.07    0.40

4415    RC     Empire-No. Lights     290     320     30   0.086   0.11    0.10
 "      "      Empire-No. Lights     470     505     35   0.001   0.05    1.95
 "      "      Empire-No. Lights     540     590     50   0.009   0.06    0.83
4419    RC     Empire-No. Lights     310     470    160   0.055   0.08    0.10
4420    RC     Empire-No. Lights     220     245     25   0.088   0.21    0.02
 "      "      Empire-No. Lights     255     295     40   0.030   0.07    0.21
4421    RC     Empire-No. Lights     160     200     40   0.005   0.10    0.23
 "      "      Empire-No. Lights     435     490     55   0.074   0.47    0.05
4425    RC     Empire-No. Lights     150     205     55   0.009   0.05    0.50
 "      "      Empire-No. Lights     320     390     70   0.051   0.10    0.08
 "      "      Empire-No. Lights     440     500     60   0.049   0.03    0.05

PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT
This press release includes forward-looking information and statements about Battle Mountain Gold Company that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements include financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Forward-looking statements are generally identified by the words "expect," "anticipates," "believes," "intends," "estimates" and similar expressions. The forward-looking information and statements in this press release are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Battle Mountain, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified in the public filings with the U.S. Securities and Exchange Commission (SEC) made by Battle Mountain; risks and uncertainties with respect to the effect of gold price and foreign exchange rate fluctuations, and general economic conditions such as changes in interest rates and the performance of the financial markets, changes in domestic and foreign laws, regulations and taxes, changes in competition and pricing environments, the occurrence of significant natural disasters, civil unrest and general market and industry conditions.

ADDITIONAL INFORMATION
Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Battle Mountain in connection with its proposed merger with a wholly owned subsidiary of Newmont Mining Corporation, and their interests in the solicitation, are set forth in a
Schedule 14A filed by Battle Mountain on June 21, 2000 with the SEC. Newmont and Battle Mountain will be filing a definitive proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Battle Mountain filed preliminary proxy materials with the SEC on September 22, 2000. INVESTORS ARE URGED TO READ THE PRELIMINARY PROXY MATERIALS THAT ARE AVAILABLE NOW AND ANY OTHER RELEVANT DOCUMENTS INCLUDING THE DEFINITIVE PROXY STATEMENT/PROSPECTUS THAT ARE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ON THE PROPOSED MERGER TRANSACTION. Investors are able to obtain the documents free of charge at the SEC's website (www.sec.gov). In addition, documents filed with the SEC by Newmont may be obtained free of charge by contacting Newmont Mining Corporation, 1700 Lincoln Street, Denver, CO 80203,
(303) 863-7414. Documents filed with the SEC by Battle Mountain will be available free of charge by contacting Battle Mountain Gold Company, 333 Clay Street, 42nd Floor, Houston, Texas 77002, (713) 650-6400. INVESTORS SHOULD READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.